EXHIBIT 10.15G

                             AMENDMENT NO. 1 TO THE
                        PIONEER NATURAL RESOURCES COMPANY
                      EXECUTIVE DEFERRED COMPENSATION PLAN
              (Amended and Restated Effective as of August 1, 2002)

     Pursuant to the provisions of Section 12.4 thereof, the Pioneer Natural Resources Company Executive Deferred Compensation Plan (Amended and Restated Effective as of August 1, 2002) (the "Plan") is hereby amended by adding the following to the end of Article III:

     3.4 Qualified Military Leave Make-Up Deferrals and Related Make-Up Matching Credits for Service Members

     (a) If a Member experiences periods of absence from his or her or employment with the Company necessitated by reason of service in the uniformed services within the meaning of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended ("USERRA") (a "Service Member") and the Service Member returns to active employment with the Company while he or she has rights to reemployment under USERRA, then after his or her return to employment with the Company such Service Member will be permitted to make a make-up deferral to the Plan from his or her base salary or bonus in an amount up to (i) the amount the Service Member would have been permitted to defer under Section 3.1(a)(1) of the Plan during the Service Member's periods of absence for uniformed service minus (ii) any Member Deferrals made to the Plan on behalf of the Service Member under Section 3.1(a)(1) during such periods of absence (the "Make-Up Deferral"). The Make-Up Deferral shall be in addition to the deferral permitted under Section 3.1(a) for the Plan Year(s) during which the Make-Up Deferral election is effective and shall not be eligible for a Matching Credit under
             Section 3.2. The Service Member shall be eligible to have such Make-Up Deferrals made to the Plan on his or her behalf for a period of time (the "Make-Up Period") equal to the lesser of (i) 3 multiplied by his or her immediate past period of uniformed service or (ii) 5 years. The Make-Up Deferrals may be made beginning on the first day of the Plan Year following the Service Member's date of active reemployment with the Company and continuing for the Make-Up Period. Prior to the first day of each Plan Year during the Make-Up Period, the Service Member must irrevocably elect to defer from his or her base salary or bonus as a Make-Up Deferral a percentage or dollar amount of his or her base salary or bonus earned in the next Plan Year. If the Service Member elects to defer a dollar amount of his or her base salary for a Plan Year, the Make-Up Deferrals shall be deferred in substantially equal


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             installments over  the  number of payroll  periods during  the Plan
             Year following the Service Member's election. If the Service Member elects to defer an amount of his or her bonus, the amount will be deferred from the Service Member's bonus earned in the next Plan Year and payable in the Plan Year after the next Plan Year. Any Make-Up Deferrals elected by the Service Member shall be credited to his or her General Account as of a date determined in accordance
             with  procedures  established  from  time  to  time  by  the   Plan
             Administrator; provided, however, that such Make-Up Deferrals shall be credited to the Service Member's General Account no later than 30 days after the date upon which the Pay deferred would have been received by the Service Member in cash if he or she had not elected to defer such amount pursuant to this Section.

     (b) The Company shall defer on the Service Member's behalf as a make-up matching credit (the "Make-Up Matching Credit") an amount which equals 100% of the Service Member's Make-Up Deferrals made pursuant to subsection (a) during such payroll period; provided, however, that in no event shall the Service Member's Make-Up Matching Credits exceed (i) 8% (10% for officers of the Company) of the Service Member's base salary during his or her periods of absence for uniformed service minus (ii) any Matching Credits made to the Plan on behalf of the Service Member under Section 3.2(a) during the Service Member's periods of absence for uniformed service. Make-Up Matching Credits made on the Service Member's behalf shall be credited to his or her Matching Account in accordance with the procedures established from time by time by the Plan Administrator.

     (c) Any amount deferred under this Section 3.4 shall relate to the Plan Year in which the amount is credited to the Service Member's Account and shall not be considered to be a deferral for an earlier Plan Year in which the period of absence for uniformed service occurred. Except as otherwise provided in this Section, all provisions of the Plan applicable to Member Deferrals and Matching Credits shall apply with full force and effect to Make-Up Deferrals and Make-Up Matching Credits, respectively, including, but not limited to, provisions governing the time and form of payment elections.



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     IN WITNESS  WHEREOF,  this  Amendment  has been  executed  this 20th day of
December, 2006, to be effective as of January 1, 2007.

                                          PIONEER NATURAL RESOURCES COMPANY



                                           By  /s/   Mark H. Kleinman
                                              -------------------------------
                                              Mark H. Kleinman, Vice President




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